Exhibit 99.1

Cirrus Logic Reports March Quarter Revenue Up 87 Percent Year-Over-Year to $207 Million

June Quarter Guidance Reflects an Increase of More Than 50 Percent Year Over Year

AUSTIN, Texas--(BUSINESS WIRE)--April 25, 2013--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing components, today posted on its investor relations website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the fourth quarter and full fiscal year 2013, which ended March 30, as well as the company’s current business outlook.

“FY13 was a tremendous year for Cirrus Logic. We experienced substantial growth in our revenue and operating profit, we significantly expanded our footprint in portable audio and we launched our new LED lighting products,” said Jason Rhode, president and chief executive officer. “We are aligned with the best customers around, and our team is actively engaged in new developments that are expected to drive our growth over time.”

Reported Financial Results – Fourth Quarter FY13

  Revenue of $207 million;
  Gross margin of 40.4 percent, which, as disclosed in our press release on April 16, included an inventory reserve of approximately $20.7 million that resulted in a gross margin decline of slightly more than 10 percent;
  GAAP operating expenses of $50 million and non-GAAP operating expenses of $44 million; and
  GAAP diluted earnings per share of $0.39 and non-GAAP diluted earnings per share of $0.59.

Reported Financial Results – Complete FY13

  Revenue of $810 million;
  Gross margin of 49 percent;
  GAAP operating expenses of $194 million and non-GAAP operating expenses of $169 million; and
  GAAP diluted earnings per share of $2.00 and non-GAAP diluted earnings per share of $3.24.

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

Business Outlook – First Quarter FY14

  Revenue is expected to range between $150 million and $170 million;
  Gross margin is expected to be between 50 percent and 52 percent; and
  Combined R&D and SG&A expenses are expected to range between $51 million and $55 million, which includes approximately $6 million in share-based compensation.

Cirrus Logic will host a live Q&A session at 5 p.m. EDT today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (404) 537-3406, or toll-free at (855) 859-2056 (Access Code: 32769785).

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including operating expenses, net income, operating profit and diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of first quarter fiscal year 2014 revenue, gross margin, combined research and development and selling, general and administrative expense levels, and share-based compensation expense. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the first quarter of fiscal year 2014, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; and the risk factors listed in our Form 10-K for the year ended March 31, 2012, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

CRUS-F

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	Mar. 30,	Dec. 29,	Mar. 31,	Mar. 30,	Mar. 31,
	2013	2012	2012	2013	2012
	Q4'13	Q3'13	Q4'12	Q4'13	Q4'12
Audio products	$196,098	$300,010	$90,522	$754,769	$350,743
Energy products	10,775	10,123	20,109	55,017	76,100
Net revenue	206,873	310,133	110,631	809,786	426,843
Cost of sales	123,259	152,083	48,284	414,595	196,402
Gross Profit	83,614	158,050	62,347	395,191	230,441

Research and development	30,085	29,608	24,105	114,071	85,697
Selling, general and administrative	19,724	19,021	17,254	76,998	65,108
Restructuring and other costs	-	3,539	-	3,539	-
Gain on sale of asset	-	(247)	-	(247)	-
Provision for litigation expenses	-	-	100	-	100
Total operating expenses	49,809	51,921	41,459	194,361	150,905

Operating income	33,805	106,129	20,888	200,830	79,536

Interest income, net	106	76	139	440	517
Other income (expense), net	14	(31)	45	(80)	(70)
Income before income taxes	33,925	106,174	21,072	201,190	79,983
Provision (benefit) for income taxes	7,565	38,312	(29,755)	64,592	(8,000)
Net income	$26,360	$67,862	$50,827	$136,598	$87,983

Basic earnings per share:	$0.41	$1.04	$0.79	$2.12	$1.35
Diluted earnings per share:	$0.39	$0.99	$0.75	$2.00	$1.29

Weighted average number of shares:
Basic	63,877	65,055	64,213	64,580	64,934
Diluted	67,138	68,866	67,913	68,454	68,064

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended			Twelve Months Ended
	Mar. 30,	Dec. 29,	Mar. 31,	Mar. 30,	Mar. 31,
	2013	2012	2012	2013	2012
Net Income Reconciliation	Q4'13	Q3'13	Q4'12	Q4'13	Q4'12
GAAP Net Income	$26,360	$67,862	$50,827	$136,598	$87,983
Amortization of acquisition intangibles	-	-	353	604	1,412
Stock based compensation expense	5,734	6,026	3,451	21,496	12,179
Facility Related adjustments	-	-	218	-	218
International sales reorganization charges	442	(47)	(55)	395	567
Provision for litigation expenses and settlements	-	-	100	-	100
Restructuring and other costs, net	-	3,539	-	3,539	-
Gain on asset sale	-	(247)	-	(247)	-
Provision (benefit) for income taxes	7,372	35,667	(30,310)	59,974	(10,171)
Non-GAAP Net Income	$39,908	$112,800	$24,584	$222,359	$92,288

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$0.39	$0.99	$0.75	$2.00	$1.29
Effect of Amortization of acquisition intangibles	-	-	0.01	0.01	0.02
Effect of Stock based compensation expense	0.09	0.09	0.05	0.31	0.18
Effect of Facility Related adjustments	-	-	-	-	-
Effect of International sales reorganization charges	0.01	-	-	-	0.01
Effect of Restructuring and other costs, net	-	0.05	-	0.05	-
Effect of Provision (benefit) for income taxes	0.10	0.51	(0.45)	0.88	(0.14)
Non-GAAP Diluted earnings per share	$0.59	$1.64	$0.36	$3.25	$1.36

Operating Income Reconciliation
GAAP Operating Income	$33,805	$106,129	$20,888	$200,830	$79,536
GAAP Operating Profit	16%	34%	19%	25%	19%
Amortization of acquisition intangibles	-	-	353	604	1,412
Stock compensation expense - COGS	296	218	113	751	398
Stock compensation expense - R&D	2,976	3,234	1,753	10,550	5,590
Stock compensation expense - SG&A	2,462	2,574	1,585	10,195	6,191
Facility Related adjustments	-	-	218	-	218
International sales reorganization charges	442	(47)	(55)	395	567
Provision for litigation expenses and settlements	-	-	100	-	100
Restructuring and other costs, net	-	3,539	-	3,539	-
Gain on asset sale	-	(247)	-	(247)	-
Non-GAAP Operating Income	$39,981	$115,400	$24,955	$226,617	$94,012
Non-GAAP Operating Profit	19%	37%	23%	28%	22%

Operating Expense Reconciliation
GAAP Operating Expenses	$49,809	$51,921	$41,459	$194,361	$150,905
Amortization of acquisition intangibles	-	-	(353)	(604)	(1,412)
Stock compensation expense - R&D	(2,976)	(3,234)	(1,753)	(10,550)	(5,590)
Stock compensation expense - SG&A	(2,462)	(2,574)	(1,585)	(10,195)	(6,191)
Facility Related adjustments	-	-	(218)	-	(218)
International sales reorganization charges	(442)	47	55	(395)	(567)
Provision for litigation expenses and settlements	-	-	(100)	-	(100)
Restructuring and other costs, net	-	(3,539)	-	(3,539)	-
Gain on asset sale	-	247	-	247	-
Non-GAAP Operating Expenses	$43,929	$42,868	$37,505	$169,325	$136,827

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands)

	Mar. 30,	Dec. 29,	Mar. 31,
	2013	2012	2012
		(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$66,402	$87,452	$65,997
Restricted investments	-	-	-
Marketable securities	105,235	60,717	115,877
Accounts receivable, net	69,289	170,683	44,153
Inventories	119,300	135,023	55,915
Deferred tax asset	64,937	53,140	53,137
Other current assets	19,371	21,775	16,508
Total Current Assets	444,534	528,790	351,587

Long-term marketable securities	64,910	-	2,914
Property and equipment, net	100,623	100,534	66,978
Intangibles, net	4,650	4,920	18,241
Goodwill	6,027	6,027	6,027
Deferred tax asset	16,671	36,466	89,071
Other assets	13,932	15,761	9,644
Total Assets	$651,347	$692,498	$544,462

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$60,827	$95,493	$38,108
Accrued salaries and benefits	16,592	13,752	13,634
Other accrued liabilities	10,704	13,992	14,015
Deferred income on shipments to distributors	4,956	5,579	7,228
Total Current Liabilities	93,079	128,816	72,985

Other long-term obligations	10,094	10,131	5,620

Stockholders' equity:
Capital stock	1,041,834	1,033,549	1,008,228
Accumulated deficit	(492,741)	(479,225)	(541,609)
Accumulated other comprehensive loss	(919)	(773)	(762)
Total Stockholders' Equity	548,174	553,551	465,857
Total Liabilities and Stockholders' Equity	$651,347	$692,498	$544,462

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com